UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018 (April 4, 2018)

Emerald Expositions Events, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director. On April 4, 2018, the board of directors (the “Board”) of Emerald Expositions Events, Inc. (the “Company”) elected Lisa Klinger as an independent Class II Director effective that date. To accommodate Ms. Klinger’s election as a Class II Director, the Board increased the number of directors constituting the Board from seven to eight and the number of Class II Directors from two to three. It is expected that Ms. Klinger will stand for election by stockholders as a Class II Director at the Company’s 2019 annual meeting of stockholders.

In addition, effective April 4, 2018, the Board appointed Ms. Klinger to its Audit Committee, having previously determined that she satisfies all applicable requirements to serve as a member of such committee. Ms. Klinger will replace Amir Motamedi on the Audit Committee.

There are no related person transactions (or proposed related person transactions) with respect to Ms. Klinger reportable under Item 5.02(d) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.

Ms. Klinger will receive, pro-rated as applicable, the same annual compensation as is paid to the Company’s other independent directors, which, in addition to any committee fees, includes a retainer of $50,000 in cash compensation and a single grant of restricted stock unit awards valued at $50,000, which vests in full on the earlier of: (i) one year from the date of grant (subject to such Board member’s continued service on the date of vesting) or (ii) on the date such Board member’s term expires and such Board member’s services to the Company terminate. In addition, Ms. Klinger will also receive an annual Audit Committee member retainer of $10,000.

Ms. Klinger will also enter into the Company’s standard form of directors’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2018		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary